Exhibit 3.1

STATE OF INDIANA
OFFICE OF THE SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

OF

MAS ACQUISITION XI CORP.

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above corporation have been presented to me at my office accompanied by the fees prescribed by law; that I have found such Articles conform to law; all as prescribed by the provisions of the Indiana Business Corporation Law, as amended.

NOW, THEREFORE, I hereby issue to such corporation this Certificate of Incorporation, and further certify that its corporate existence will begin October 07, 1996.

In Witness Whereof, I have hereunto set my hand and affixed the seal of the Sate of Indiana, at the City of Indianapolis, this Seventh day of October, 1996.

/s/
Deputy

ARTICLES OF INCORPORATION

State Form 4159 (R10 / 8-95)
Approved by State Board of Accounts 1995

SUE ANNE GILROY
SECRETARY OF STATE
CORPORATIONS DIVISION
302 W. Washington St., Rm. E018
Indianapolis, IN 46204
Telephone: (317) 232-6576

APPROVED AND FILED IND SECRETARY OF STATE

INSTRUCTIONS: Use 8 1/2" x 11" white paper for inserts.
Present original and two (2) copies to address in upper right corner of this form.
Please TYPE or PRINT.
Upon completion of filing, the Secretary of State will issue a receipt.

Indiana Code 23-1-21-2
FILING FEE: $90.00

1996100451

ARTICLES OF INCORPORATION

The undersigned, desiring to form a corporation *(hereinafter referred to as "Corporation")* pursuant to the provisions of:

☒ Indiana Business Corporation Law
As amended, executes the following Articles of Incorporation:

☐ Indiana Professional Corporation Act 1983, Indiana Code 23-1.5-1-1, *et seq.* *(Professional corporations must include Certificate of Registration.)*

RECEIVED OCT 1 8 SUE ANNE GILROY CORPORATIONS DIV.

ARTICLE I - NAME AND PRINCIPAL OFFICE

Name of Corporation *(the name must include the word "Corporation", "Incorporated", "Limited", "Company" or an abbreviation thereof.)*

MAS Acquisition XI Corp.

Principal Office: The address of the principal office of the Corporation is:

Post office address	City	State	ZIP code
1922 North Bedford Ave.	Evansville	IN	47711

ARTICLE II - REGISTERED OFFICE AND AGENT

Registered Agent: The name and street address of the Corporation's Registered Agent and Registered Office for service of process are:

Name of Registered Agent

Aaron Tsai

Address of Registered Office *(street or building)*	City		ZIP code
1922 North Bedford Ave.	Evansville	Indiana	47711

ARTICLE III - AUTHORIZED SHARES

Number of shares the Corporation is authorized to issue: 20 million Preferred shares par value $0.001
80 million Common shares par value $0.001

If there is more than one class of shares, shares with rights and preferences, list such information as "Exhibit A."

ARTICLE IV - INCORPORATORS
[the name(s) and address(es) of the incorporators of the corporation]

NAME	NUMBER AND STREET OR BUILDING	CITY	STATE	ZIP CODE
Aaron Tsai	1922 North Bedford Ave.	Evansville	IN	47711

In Witness Whereof, the undersigned being all the incorporators of said Corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true, this 26th day of September, 1996.

Signature	Printed name
Aaron Tsai	Aaron Tsai

This instrument was prepared by: *(name)*

Aaron Tsai

Address *(number, street, city and state)*	ZIP code
1922 North Bedford Ave., Evansville IN	47711